Exhibit 99(1)(i)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Matters” in the Registration Statement on Form N-2 of Brookfield Real Assets Income Fund Inc. as filed with the Securities and Exchange Commission on or about December 18, 2020.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
December 18, 2020